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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-72583, 333-87427, 333-40652, 333-56712, 333-59786, 333-66078,
333-67446, 333-71966, 333-76880, 333-116510, and 333-85654 on Form S-3; and
Registration Statement Nos. 333-16529, 333-34002, 333-37366, 333-59200,
333-106733, 333-117460, and 333-117461 on Form S-8 of Calpine Corporation of our report dated March 23, 2004 relating to the financial statements and the financial statement schedule, which appear in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP

Los Angeles, CA
September 13, 2004